UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cracker Barrel Old Country Store, Inc.
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POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer
(615) 235-4432
Mark Harnett, MacKenzie Partners, Inc.
(212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications
(615) 443-9266
Ruth Pachman, Kekst and Company
(212) 521-4891

CRACKER BARREL URGES SHAREHOLDERS TO REJECT NOMINATIONS OF BIGLARI AND

COOLEY TO BOARD OF DIRECTORS

•	Begins Mailing Proxy Statement for November 15th Annual Meeting

•	Letter to Shareholders Cites Company’s Strong Business Performance and Share Price, New Management and Board Members

•	Continues to Question Motives and Business Conflicts of Biglari and Cooley

LEBANON, Tenn. October 4, 2012 — Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today began mailing its proxy statement for the Company’s Annual Meeting of Shareholders to be held on November 15, 2012. In addition, President and CEO Sandra B. Cochran sent a letter to the Company’s shareholders urging them to elect the Company’s ten nominees to the Board of Directors, and to vote against the election of Sardar Biglari and Phil Cooley.

“Despite being rejected by a significant margin last year, Mr. Biglari has not only chosen to re-fight the same battle to elect himself, but has also nominated his company’s vice chairman, Phil Cooley, for election, without providing any specific plans or proposals for the Cracker Barrel business,” Ms. Cochran wrote to Cracker Barrel shareholders. Mr. Biglari is CEO of a restaurant acquisition and holding company, Biglari Holdings, and CEO of its principal portfolio company, Steak ’n Shake, a family dining restaurant chain that Cracker Barrel considers a competitor.

“We believe Mr. Biglari and Mr. Cooley are wrong for Cracker Barrel’s Board and their election could jeopardize the powerful momentum we have built in the past year,” Ms. Cochran stated.

The stock market, she noted, has recognized Cracker Barrel’s progress since the announcement of the Company’s six strategic priorities on September 13, 2011, with a 68.4% appreciation in the value of the Company’s shares through September 28, 2012. In addition, she pointed out that Cracker Barrel:

•	Has increased its quarterly dividend 100% over the last year and continued its share buyback program.

- more -

•	Had an excellent fourth quarter and full-year fiscal 2012 as a result of successfully implementing key strategic initiatives.

•	Has a talented new management team, with five senior executives either new to the Company or serving in new positions since January 2011.

•	Has benefitted from the effective leadership of its renewed Board of Directors, with six new independent directors joining the Board within the last 18 months.

Ms. Cochran noted that Cracker Barrel has successfully delivered on the strategy it set out last year, stating, “We believe the facts today provide even stronger support for Cracker Barrel and its management and Board.”

“In these challenging economic times, we strongly believe it is in the best interest of all of our shareholders to allow our cohesive and revitalized Board to continue our recent and ongoing success, and stay focused on the execution of our strategic initiatives,” Ms. Cochran wrote. “Our strong results, our commitment to the highest standards of corporate governance and our determination to serve the best interests of our shareholders speak for themselves.”

Ms. Cochran urged shareholders to vote the WHITE proxy card to vote “FOR ALL” ten of the Company’s nominees to the Board.

Text of Letter from Ms. Cochran to Cracker Barrel Shareholders:

October 4, 2012

Dear Cracker Barrel Shareholders,

Cracker Barrel will hold its annual meeting on November 15, 2012, and we look forward to reviewing with you our positive results from the year, as well as the strategic initiatives and key management and Board changes we believe were instrumental in our success. You supported our directors with your votes last year, and I’m proud that our Company has delivered on all of our objectives, as evidenced most recently by the strong earnings we reported on September 19th. We are confident that Cracker Barrel is well positioned for the future.

Unfortunately, Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, a restaurant chain and restaurant acquisition vehicle, has chosen to rehash last year’s proxy fight at this year’s annual meeting. Despite being rejected by a significant margin last year, Mr. Biglari has not only chosen to re-fight the same battle to elect himself, but has also nominated his company’s vice chairman, Phil Cooley, for election, without providing any specific plans or proposals for the Cracker Barrel business.

- more -

In an effort to avoid this fight, and in recognition of Biglari Holdings’ position as our largest shareholder, we offered Mr. Biglari the opportunity to designate two independent and qualified board members for election at the annual meeting. We made this offer in good faith and strongly believe it would have served his interests in enabling him to have input into our Board composition. His rejection of the offer reinforces our concerns about his intentions.

We believe Mr. Biglari and Mr. Cooley are wrong for Cracker Barrel’s Board and their election could jeopardize the powerful momentum we have built in the past year.

PROVEN DELIVERY OF SIGNIFICANT SHAREHOLDER VALUE IN 2012 THAT OUTPACED OUR COMPETITORS

Delivering value that benefits all our shareholders is our overriding focus. I am proud to have served as CEO during the past year, a time of significant achievements. To that end, we are pleased that the stock market has recognized our progress since the announcement of our six strategic priorities on September 13, 2011, with a 68.4% appreciation in the value of our shares through September 28, 2012. These gains are substantially higher than those of our peer group and the overall market, as shown in this chart:

12-Sep-2011 to 28-Sep-2012

Total Percentage Share Price Appreciation
Cracker Barrel	68.4%
S&P 500 Restaurant Index	15.4
S&P 600 Restaurant Index	35.1
S&P 1500 Restaurant Index	17.8
S&P 500 Index	24.0

We have also increased our quarterly dividend 100% over the last year and continued our share buyback program as we strive to find additional ways to deliver value on your investment.

At the heart of these positive shareholder returns were strong operating results built on the successful execution of the sound business strategy we announced last year. We had an excellent fourth quarter and full-year fiscal 2012. This is particularly impressive as many of our competitors have continued to struggle in this challenging economic environment.

- more -

Highlights from our most recent quarter and fiscal year include:

•

During the fourth quarter of fiscal 2012, comparable store traffic and restaurant sales increased 1.4% and 3.8%, respectively, marking the third consecutive quarter of positive year-over-year sales and traffic and the third consecutive quarter of beating the Knapp-TrackTM casual dining index. Our new $5.99 lunch specials, which offer consumers a different price point, generate attractive profitability for us, and we believe have contributed to our traffic gains.

•	We increased our focus on retail sales, resulting in three consecutive quarters of growth. Most recently, comparable store retail sales increased 3.1% in the fourth quarter.

•

We also improved our operating profit and margins, despite continued pressure from commodity prices. These improvements resulted in a significant increase in earnings per share (both GAAP and as adjusted)[1] for the fourth quarter and for fiscal 2012 over the previous year.

•

We improved our reach and impact with the new marketing campaign, “Hand Crafted by Cracker Barrel.” This message resonated with consumers looking for both value and good food that is made from scratch in real kitchens by real cooks.

•

Finally, for the second year in a row, we were voted No. 1 in the Family Dining segment in the 2012 Consumer Picks survey conducted by Nation’s Restaurant News. Cracker Barrel had the highest ranking in several categories, including service, menu variety, and likely to return.

EFFECTIVE LEADERSHIP BY A NEW MANAGEMENT TEAM AND NEW DIRECTORS

Our performance is driven by a talented new management team at Cracker Barrel, with five senior executives either new to the Company or serving in new positions since January 2011, including a new senior vice president of retail and new responsibilities for our senior vice president of operations as of this past spring. Our entire organization is committed to enhancing the employee and guest experience in order to drive sustainable, profitable growth and shareholder value.

We have also benefitted from the effective leadership of our renewed Board of Directors, with six new independent directors joining the Board along with me within the last 18 months. At the same time, six long-standing directors have retired from the Board. Our new Board members bring valuable experience and new energy to Cracker Barrel,

[1]

As set forth in our September 19, 2012, earnings release for the fourth quarter of 2012 and the full year, adjusted earnings per share excludes for the comparable periods the impact of the 53rd week in fiscal 2012, proxy contest expenses, refinancing expenses in FY 2011, severance and restructuring charges, and the benefit of store dispositions net of an impairment.

- more -

including a diverse and complementary mix of senior management, marketing, operational and finance expertise both in the restaurant industry and beyond. We believe these new directors are contributing substantial leadership and insight to lead Cracker Barrel into the future.

Among the Board changes, Mike Woodhouse, our Executive Chairman, will step down in early November. He will be succeeded by Jim Bradford, a former NYSE company CEO and Dean at Vanderbilt University’s Owen Graduate School of Management, as our new, independent Chairman of the Board.

WHY WE BELIEVE SARDAR BIGLARI AND PHIL COOLEY ARE WRONG FOR OUR BOARD

We do not think it is in our shareholders’ best interests to risk jeopardizing our strong operational momentum by electing Sardar Biglari or Phil Cooley to our Board. In the past, Mr. Biglari has taken seats on corporate boards and many existing directors have thereafter departed, allowing Mr. Biglari to take control. At his own company, Mr. Biglari has engaged in what we view as poor corporate governance and self-interested transactions, including his pending proposal to adopt a dual-class capital structure that could increase his own voting power at the expense of other shareholders and proposing a compensation package for himself that we believe was excessive.

Given that they are directors or officers of Biglari Holdings, whose principal operating subsidiary is Steak ‘n Shake - a company we view as a competitor operating squarely in our space - we also have significant concerns about potential conflicts of interest, as well as possible legal issues that could arise from Mr. Biglari’s and/or Mr. Cooley’s presence in our boardroom. At a minimum, we believe the presence of current key officers or directors of a company that we see as a competitor could limit the free exchange of ideas by our recently renewed Board that has been vital to our success.

Moreover, Mr. Biglari describes Biglari Holdings as a restaurant acquisition vehicle, and he has used it to engineer a “creeping takeover” to seize control of Steak ‘n Shake through a proxy fight without paying a control premium to shareholders. He has also made clear in Biglari Holdings’ SEC filings that he seeks to take control positions in the companies in which he invests. Our concerns about Mr. Biglari’s objectives and corporate governance practices are underscored by the recent Federal Trade Commission complaint filed against Biglari Holdings for violations of the Hart-Scott-Rodino Act in connection with its acquisition of Cracker Barrel stock last year. Biglari Holdings has agreed to pay $850,000 to settle the complaint.

- more -

THE WRONG TIME FOR CHANGE

Last year, proxy advisory services ISS and Egan-Jones both recommended that shareholders vote for the Company’s entire slate of nominees for the Board. ISS wrote: “In aggregate, the company’s key performance trends, careful executive succession process, and current board renewal efforts strongly suggest that the dissident’s arguments are poorly-founded, and that there is not a compelling need for shareholders to effect board change at this time.” It is important to note that ISS reached this conclusion BEFORE we so successfully delivered on the strategy we had set out, and we believe the facts today provide even stronger support for Cracker Barrel and its management and Board.

In these challenging economic times, we strongly believe it is in the best interest of all of our shareholders to allow our cohesive and revitalized Board to continue our recent and ongoing success, and stay focused on the execution of our strategic initiatives. Our strong results, our commitment to the highest standards of corporate governance and our determination to serve the best interests of our shareholders speak for themselves.

I urge you to vote the enclosed WHITE card to vote “FOR ALL” ten of the Company’s nominees to the Board. To ensure that your vote is received in time, I urge you to vote by telephone or Internet by following the instructions on the Company’s WHITE card. I urge you NOT to sign any gold proxy card sent to you by Mr. Biglari. Even a withhold vote for Mr. Biglari and Mr. Cooley on his gold proxy card will cancel any previous proxy that you submitted to vote “FOR ALL” the Company’s nominees.

If you have any questions or require assistance with voting your WHITE proxy card, please call MacKenzie Partners, Inc., toll-free, at (800) 322-2885.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 620 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. — 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

- more -

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL-F

- end -

The following is a letter sent to shareholders of Cracker Barrel Old Country Store, Inc. in a mailing commenced on October 4, 2012:

October 4, 2012

Dear Cracker Barrel Shareholders,

Cracker Barrel will hold its annual meeting on November 15, 2012, and we look forward to reviewing with you our positive results from the year, as well as the strategic initiatives and key management and Board changes we believe were instrumental in our success. You supported our directors with your votes last year, and I’m proud that our Company has delivered on all of our objectives, as evidenced most recently by the strong earnings we reported on September 19th. We are confident that Cracker Barrel is well positioned for the future.

Unfortunately, Sardar Biglari, the chairman and chief executive officer of Biglari Holdings, a restaurant chain and restaurant acquisition vehicle, has chosen to rehash last year’s proxy fight at this year’s annual meeting. Despite being rejected by a significant margin last year, Mr. Biglari has not only chosen to re-fight the same battle to elect himself, but has also nominated his company’s vice chairman, Phil Cooley, for election, without providing any specific plans or proposals for the Cracker Barrel business.

In an effort to avoid this fight, and in recognition of Biglari Holdings’ position as our largest shareholder, we offered Mr. Biglari the opportunity to designate two independent and qualified board members for election at the annual meeting. We made this offer in good faith and strongly believe it would have served his interests in enabling him to have input into our Board composition. His rejection of the offer reinforces our concerns about his intentions.

We believe Mr. Biglari and Mr. Cooley are wrong for Cracker Barrel’s Board and their election could jeopardize the powerful momentum we have built in the past year.

PROVEN DELIVERY OF SIGNIFICANT SHAREHOLDER VALUE IN 2012

THAT OUTPACED OUR COMPETITORS

Delivering value that benefits all our shareholders is our overriding focus. I am proud to have served as CEO during the past year, a time of significant achievements. To that end, we are pleased that the stock market has recognized our progress since the announcement of our six strategic priorities on September 13, 2011, with a 68.4% appreciation in the value of our shares through September 28, 2012. These gains are substantially higher than those of our peer group and the overall market, as shown in this chart:

12-Sep-2011 to 28-Sep-2012

Total Percentage Share Price Appreciation
Cracker Barrel	68.4%
S&P 500 Restaurant Index	15.4
S&P 600 Restaurant Index	35.1
S&P 1500 Restaurant Index	17.8
S&P 500 Index	24.0

We have also increased our quarterly dividend 100% over the last year and continued our share buyback program as we strive to find additional ways to deliver value on your investment.

At the heart of these positive shareholder returns were strong operating results built on the successful execution of the sound business strategy we announced last year. We had an excellent fourth quarter and full-year fiscal 2012. This is particularly impressive as many of our competitors have continued to struggle in this challenging economic environment.

Highlights from our most recent quarter and fiscal year include:

•

During the fourth quarter of fiscal 2012, comparable store traffic and restaurant sales increased 1.4% and 3.8%, respectively, marking the third consecutive quarter of positive year-over-year sales and traffic and the third consecutive quarter of beating the Knapp-TrackTM casual dining index. Our new $5.99 lunch specials, which offer consumers a different price point, generate attractive profitability for us, and we believe have contributed to our traffic gains.

•	We increased our focus on retail sales, resulting in three consecutive quarters of growth. Most recently, comparable store retail sales increased 3.1% in the fourth quarter.

•

We also improved our operating profit and margins, despite continued pressure from commodity prices. These improvements resulted in a significant increase in earnings per share (both GAAP and as adjusted)[1] for the fourth quarter and for fiscal 2012 over the previous year.

•

We improved our reach and impact with the new marketing campaign, “Hand Crafted by Cracker Barrel.” This message resonated with consumers looking for both value and good food that is made from scratch in real kitchens by real cooks.

•

Finally, for the second year in a row, we were voted No. 1 in the Family Dining segment in the 2012 Consumer Picks survey conducted by Nation’s Restaurant News. Cracker Barrel had the highest ranking in several categories, including service, menu variety, and likely to return.

EFFECTIVE LEADERSHIP BY A NEW MANAGEMENT TEAM AND NEW DIRECTORS

Our performance is driven by a talented new management team at Cracker Barrel, with five senior executives either new to the Company or serving in new positions since January 2011, including a new senior vice president of retail and new responsibilities for our senior vice president of operations as of this past spring. Our entire organization is committed to enhancing the employee and guest experience in order to drive sustainable, profitable growth and shareholder value.

We have also benefitted from the effective leadership of our renewed Board of Directors, with six new independent directors joining the Board along with me within the last 18 months. At the same time, six long-standing directors have retired from the Board. Our new Board members bring valuable experience and new energy to Cracker Barrel, including a diverse and complementary mix of senior management, marketing, operational and finance expertise both in the restaurant industry and beyond. We believe these new directors are contributing substantial leadership and insight to lead Cracker Barrel into the future.

Among the Board changes, Mike Woodhouse, our Executive Chairman, will step down in early November. He will be succeeded by Jim Bradford, a former NYSE company CEO and Dean at Vanderbilt University’s Owen Graduate School of Management, as our new, independent Chairman of the Board.

[1]

As set forth in our September 19, 2012, earnings release for the fourth quarter of 2012 and the full year, adjusted earnings per share excludes for the comparable periods the impact of the 53rd week in fiscal 2012, proxy contest expenses, refinancing expenses in FY 2011, severance and restructuring charges, and the benefit of store dispositions net of an impairment.

WHY WE BELIEVE SARDAR BIGLARI AND PHIL COOLEY

ARE WRONG FOR OUR BOARD

We do not think it is in our shareholders’ best interests to risk jeopardizing our strong operational momentum by electing Sardar Biglari or Phil Cooley to our Board. In the past, Mr. Biglari has taken seats on corporate boards and many existing directors have thereafter departed, allowing Mr. Biglari to take control. At his own company, Mr. Biglari has engaged in what we view as poor corporate governance and self-interested transactions, including his pending proposal to adopt a dual-class capital structure that could increase his own voting power at the expense of other shareholders and proposing a compensation package for himself that we believe was excessive.

Given that they are directors or officers of Biglari Holdings, whose principal operating subsidiary is Steak ‘n Shake - a company we view as a competitor operating squarely in our space - we also have significant concerns about potential conflicts of interest, as well as possible legal issues that could arise from Mr. Biglari’s and/or Mr. Cooley’s presence in our boardroom. At a minimum, we believe the presence of current key officers or directors of a company that we see as a competitor could limit the free exchange of ideas by our recently renewed Board that has been vital to our success.

Moreover, Mr. Biglari describes Biglari Holdings as a restaurant acquisition vehicle, and he has used it to engineer a “creeping takeover” to seize control of Steak ‘n Shake through a proxy fight without paying a control premium to shareholders. He has also made clear in Biglari Holdings’ SEC filings that he seeks to take control positions in the companies in which he invests. Our concerns about Mr. Biglari’s objectives and corporate governance practices are underscored by the recent Federal Trade Commission complaint filed against Biglari Holdings for violations of the Hart-Scott-Rodino Act in connection with its acquisition of Cracker Barrel stock last year. Biglari Holdings has agreed to pay $850,000 to settle the complaint.

THE WRONG TIME FOR CHANGE

Last year, proxy advisory services ISS and Egan-Jones both recommended that shareholders vote for the Company’s entire slate of nominees for the Board. ISS wrote: “In aggregate, the company’s key performance trends, careful executive succession process, and current board renewal efforts strongly suggest that the dissident’s arguments are poorly-founded, and that there is not a compelling need for shareholders to effect board change at this time.” It is important to note that ISS reached this conclusion BEFORE we so successfully delivered on the strategy we had set out, and we believe the facts today provide even stronger support for Cracker Barrel and its management and Board.

In these challenging economic times, we strongly believe it is in the best interest of all of our shareholders to allow our cohesive and revitalized Board to continue our recent and ongoing success, and stay focused on the execution of our strategic initiatives. Our strong results, our commitment to the highest standards of corporate governance and our determination to serve the best interests of our shareholders speak for themselves.

I urge you to vote the enclosed WHITE card to vote “FOR ALL” ten of the Company’s nominees to the Board. To ensure that your vote is received in time, I urge you to vote by telephone or Internet by following the instructions on the Company’s WHITE card. I urge you NOT to sign any gold proxy card sent to you by Mr. Biglari. Even a withhold vote for Mr. Biglari and Mr. Cooley on his gold proxy card will cancel any previous proxy that you submitted to vote “FOR ALL” the Company’s nominees.

If you have any questions or require assistance with voting your WHITE proxy card, please call MacKenzie Partners, Inc., toll-free, at (800) 322-2885.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

IMPORTANT ADDITIONAL INFORMATION

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

If you have any questions, require assistance with voting your WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue
New York, NY 10016 cbrlproxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to field management employees of the Company. The e-mail was sent after 10:30 a.m. Central Time on October 4, 2012.

To: Field Management

From: Sandy Cochran

Subj: Update on Proxy Contest

Cracker Barrel today began mailing its proxy statement for our Annual Meeting of Shareholders that will be on November 15, 2012. We also sent a letter to our shareholders urging them to elect the Company’s ten nominees to the Board of Directors, and to vote against the election of Sardar Biglari and Phil Cooley. Details about this are included in the letter, and are also in a news release that is attached, which you can also see on Cracker Barrel’s Investor Relations website. Because of that, I’ll limit comments here to simply point out that it is thanks to the efforts of our 70 thousand dedicated employees that we have been able to execute so well on our strategic priorities and continue to provide an outstanding guest experience and deliver solid results.

I’m proud of the dedication our employees show everyday in providing a great Cracker Barrel experience for our 215 million guests. I’m pleased that the Company can continue moving forward in doing what is necessary regarding the proxy contest, while you maintain your strong operational focus to please our guests and support our employees. Thank you for your continued concentration on making sure we deliver on the promise of the Cracker Barrel experience.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

###

Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to home office employees of the Company. The e-mail was sent after 10:30 a.m. Central Time on October 4, 2012.

From: Home Office News

To: Home Office Users

Subj: Proxy Contest Update

From Sandy Cochran

Cracker Barrel today began mailing its proxy statement for our Annual Meeting of Shareholders that will be on November 15, 2012. We also sent a letter to our shareholders urging them to elect the Company’s ten nominees to the Board of Directors, and to vote against the election of Sardar Biglari and Phil Cooley. Details about this are included in the letter, and are also in a news release that is attached, which you can also see on Cracker Barrel’s Investor Relations website. Because of that, I’ll limit comments here to simply point out that it is thanks to the efforts of our 70 thousand dedicated employees that we have been able to execute so well on our strategic priorities and continue to provide an outstanding guest experience and deliver solid results.

I’m proud of the dedication our employees show everyday in providing a great Cracker Barrel experience for our 215 million guests. I’m pleased that the Company can continue moving forward in doing what is necessary regarding the proxy contest, while you maintain your strong operational focus to please our guests and support our employees. Thank you for your continued concentration on making sure we deliver on the promise of the Cracker Barrel experience.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

On October 4, 2012, new links were added to the “Proxy Contest” section of Cracker Barrel Old Country Store, Inc.’s website.

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Proxy Contest

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. Cracker Barrel has filed a preliminary proxy statement with the U S Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Cracker Barrel shareholders. When completed, a definitive proxy statement and a form of proxy will be mailed to Cracker Barrel shareholders INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with Cracker Barrel’s 2012 Annual Meeting Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’S website atwww.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

Investor documents

Definitive Proxy Statement dated 10-4-12.pdf Letter to the Shareholders dated 10-4-12.pdf

Related press releases

Oct 4:

Cracker Barrel Urges Shareholders to Reject Nominations of Bialari and Coolev to Board of Directors

Sep 6:

Cracker Barrel Confirms Offer Made to Bialari to Appoint Two Independent Directors to Cracker Barrel Board, and Bialari’s Rejection of Offer

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